SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549




FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 8, 1994






3COM CORPORATION
(Exact name of registrant as specified in its charter)


California                       0-12867                    94-2605794
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer)
incorporation or organization)                             Identification No.)




5400 Bayfront Plaza                                        95052
Santa Clara, California
(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:  (408) 764-5000




Item 5.  Other Events

         On November 8, 1994, 3Com Corporation (the "Company") announced in a press release that it concluded a Placement Agreement (the "Agreement"), a copy of which is attached hereto as Exhibit 5.1 and incorporated herein by reference, with two investment banking firms for the private placement under Rule 144A of the Securities Act of 1933, as amended, of up to $110 million 10.25% convertible subordinated notes due 2001. The notes are convertible into a maximum of 1,591,320 shares of the Company's Common Stock at a conversion price of $69.125 per share. The terms of the notes are governed by an Indenture dated November 1, 1994 by and between the Company and The First National Bank of Boston, as trustee, a copy of which is attached hereto as Exhibit 5.2 and incorporated herein by reference. The transaction closed on November 16, 1994.

         A copy of the press release announcing the signing of the Agreement is attached hereto as Exhibit 5.3 and is incorporated herein by reference.

Item 7.  Exhibits

         Exhibit No.                       Description

            5.1                    Placement Agreement dated November 8, 1994

            5.2                    Indenture dated November 1, 1994

            5.3                    Press Release date November 8, 1994



                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 3COM CORPORATION



November 16, 1994                By:       /s/    Christopher B. Paisley
                                           Christopher B. Paisley
                                           Vice President Finance and
                                           Chief Financial Officer
                                           (Principal Financial Officer)



                                 3Com Corporation
                                  Exhibit Index
                                   to Form 8-K

        Exhibit No.          Description

           5.1               Placement Agreement dated November 8, 1994

           5.2               Indenture dated November 1, 1994

           5.3               Press Release dated November 8, 1994